Exhibit 99.1
FOR IMMEDIATE RELEASE

COMPANY CONTACT:	PRESS CONTACT:
Kristina McMenamin	Guy Lawrence
W. P. Carey & Co. LLC	Ross & Lawrence
212-492-8995	212-308-3333
kmcmenamin@wpcarey.com	gblawrence@rosslawpr.com
W. P. Carey Announces First Quarter Financial Results
New York, NY — May 10, 2011 — Investment firm W. P. Carey & Co. LLC (NYSE: WPC) today reported financial results for the first quarter ended March 31, 2011.
QUARTERLY RESULTS
•	Funds from operations—as adjusted (AFFO) for the first quarter of 2011 increased compared to the first quarter of 2010, to $39.1 million or $0.97 per diluted share from $28.1 million or $0.71 per diluted share, respectively.
•	Cash flow from operating activities for the three months ended March 31, 2011 was $6.7 million compared to $13.6 million for the prior year period, while adjusted cash flow from operating activities was $24.2 million in the first quarter of 2011 compared to $27.7 million in the first quarter last year.
•	Total revenues net of reimbursed expenses for the first quarter of 2011 increased to $59.8 million from $47.7 million for the first quarter of 2010. Reimbursed expenses are excluded from total revenues because they have no impact on net income.
•	Net Income for the first quarter of 2011 was $23.3 million, compared to $14.4 million for the same period in 2010.
•	We received approximately $4.5 million in cash distributions from our equity ownership in the CPA® REITs for the quarter ended March 31, 2011.
•	Further information concerning AFFO and adjusted cash flow from operating activities—non-GAAP supplemental performance metrics—is presented in the accompanying tables.
CPA®:17 — GLOBAL ACTIVITY
•	On April 7, 2011, CPA®:17 — Global’s follow-on offering was declared effective by the SEC, and its initial public offering was terminated. The follow-on offering is for up to an additional $1 billion of CPA®:17 — Global’s common stock. To date, CPA®:17 — Global has raised more than $1.5 billion in investor capital.
•	Investment volume for our CPA® REITs in the first quarter of 2011—the majority of which was on behalf of CPA®:17 — Global—was approximately $345 million.
•	First quarter transactions included a $207 million sale-leaseback with a leading Dutch supermarket company C1000, and a $32 million transaction with Harbor Freight Tools, a brand-name, discount tool retailer, involving its East Coast distribution facility.
•	In the second quarter of 2011, we completed a $51 million acquisition of four industrial facilities leased to Flanders Corporation, and a $3 million acquisition of a self-storage asset in Fort Worth, Texas, which will be managed by Metro Storage.

CAREY WATERMARK INVESTORS ACTIVITY
•	To date, CWI has raised more than $19 million in its initial public offering and closed its first transaction on May 5, 2011. The transaction is an $88 million joint venture with Ensemble Hotel Partners, LLC for two hotel properties located on the waterfront in Long Beach, California. CWI’s investment is approximately $43.6 million, of which $20.8 million is equity.
MERGER OF CPA®:14 and CPA®:16 — GLOBAL
•	The merger of CPA®:14 with and into a subsidiary of CPA®:16 — Global closed on May 2, 2011. The transaction represents the thirteenth successful liquidation of a W. P. Carey fund since 1998 and provided CPA®:14 investors with an average annual return at liquidation of 8.96%.
•	This merger also provides CPA®:16 — Global investors with a more diversified portfolio and an opportunity for increased cash flow.
ASSET MANAGEMENT ACTIVITY
•	In the first quarter of 2011, we re-leased our iconic Frank Gehry-designed Binoculars Building to Google Inc., which is making significant improvements to the building and combining it with two adjacent buildings to create a large, unique campus environment.
•	As of March 31, 2011, the occupancy rate of our 14 million square foot owned portfolio was approximately 90%. In addition, for the 103 million square feet owned by the CPA® REITs, the occupancy rate was approximately 98%.
ASSETS UNDER OWNERSHIP AND MANAGEMENT
•	W. P. Carey is the advisor to the CPA® REITs, which had total assets of $9.2 billion as of March 31, 2011.
•	The W. P. Carey Group’s assets under ownership and management total approximately $11.2 billion as of March 31, 2011—a 41% increase over the past five years.
DISTRIBUTIONS
•	The Board of Directors raised the quarterly cash distribution to $0.512 per share for the first quarter of 2011. The distribution—our 40th consecutive quarterly increase—was paid on April 15, 2011 to shareholders of record as of March 31, 2011.
Trevor Bond, President and Chief Executive Officer, noted, “We have experienced significant accomplishments year-to-date in terms of fundraising, acquisitions and asset management, and we achieved positive financial results in the first quarter. The successful closing of the merger of CPA®:14 with CPA®:16—Global shows our continuing ability and commitment to providing solid returns to our CPA® investors over the long term. The completion of the initial public offering of CPA®:17—Global and the launch of its follow-on offering are a testament to our fundraising capabilities. We continue to source attractive long term, income-generating investments on behalf of CPA®:17—Global. Our lease with Google is an example of how our asset management team maintains and enhances portfolio property values for us as well as our CPA® funds. And finally, the closing of our first hotel investment on behalf of Carey Watermark Investors demonstrates our ability to identify, structure and execute on hospitality investments that draw on our strength and history as a capital source.
“None of this could have been accomplished without the talent embedded in all areas of our organization. The W. P. Carey team is committed to growing our asset base and generating consistent cash flow to meet the needs and objectives of our investors and shareholders.”

CONFERENCE CALL & WEBCAST
Please call at least 10 minutes prior to call to register.
Time: Tuesday, May 10, 2011 at 11:00 AM (ET)
Call-in Number: 800-860-2442
(International) +1-412-858-4600
Webcast: www.wpcarey.com/earnings
Podcast: www.wpcarey.com/podcast
Available after 2:00 PM (ET)
Replay Number: 877-344-7529
(International) +1-412-317-0088
Replay Passcode: 450676#
Replay Available until May 24, 2011 at 9:00 AM (ET).
W. P. Carey & Co. LLC
W. P. Carey & Co. LLC (NYSE: WPC) is an investment management company that provides long term financing to companies worldwide via sale leaseback and build to suit transactions and manages a global investment portfolio of approximately $11 billion. Through its CPA® series of income-generating, non-traded REITs, W. P. Carey helps companies and private equity firms unlock capital tied up in real estate assets. The W. P. Carey Group’s investments are highly diversified, comprising contractual agreements with approximately 280 long-term corporate obligors spanning 28 industries and 17 countries. http://www.wpcarey.com
Individuals interested in receiving future updates on W. P. Carey via e-mail can register at www.wpcarey.com/alerts.
This press release contains forward-looking statements within the meaning of the Federal securities laws. A number of factors could cause the Company’s actual results, performance or achievement to differ materially from those anticipated. Among those risks, trends and uncertainties are the general economic climate; the supply of and demand for office and industrial properties; interest rate levels; the availability of financing; and other risks associated with the acquisition and ownership of properties, including risks that the tenants will not pay rent, or that costs may be greater than anticipated. For further information on factors that could impact the Company, reference is made to the Company’s filings with the Securities and Exchange Commission.

W. P. CAREY & CO. LLC
Consolidated Statements of Income (Unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2011	2010
Revenues
Asset management revenue	$19,820	$18,820
Structuring revenue	15,945	6,834
Wholesaling revenue	3,280	2,542
Reimbursed costs from affiliates	17,719	14,602
Lease revenues	15,460	15,691
Other real estate income	5,308	3,776

	77,532	62,265

Operating Expenses
General and administrative	(21,323)	(18,047)
Reimbursable costs	(17,719)	(14,602)
Depreciation and amortization	(5,450)	(6,098)
Property expenses	(3,155)	(2,203)
Other real estate expenses	(2,557)	(1,815)

	(50,204)	(42,765)

Other Income and Expenses
Other interest income	675	273
Income from equity investments in real estate and the REITs	6,216	9,142
Other income and (expenses)	481	(657)
Interest expense	(4,440)	(3,711)

	2,932	5,047

Income from continuing operations before income taxes	30,260	24,547
Provision for income taxes	(7,574)	(4,112)

Income from continuing operations	22,686	20,435

Discontinued Operations
Income from operations of discontinued properties	149	615
Gain on sale of real estate	781	404
Impairment charges	—	(7,152)

Income (loss) from discontinued operations	930	(6,133)

Net Income	23,616	14,302
Add: Net loss attributable to noncontrolling interests	330	286
Less: Net income attributable to redeemable noncontrolling interests	(603)	(175)

Net Income Attributable to W. P. Carey Members	$23,343	$14,413

Basic Earnings Per Share
Income from continuing operations attributable to W. P. Carey members	$0.56	$0.51
Income (loss) from discontinued operations attributable to W. P. Carey members	0.02	(0.15)

Net income attributable to W. P. Carey members	$0.58	$0.36

Diluted Earnings Per Share
Income from continuing operations attributable to W. P. Carey members	$0.56	$0.52
Income (loss) from discontinued operations attributable to W. P. Carey members	0.02	(0.16)

Net income attributable to W. P. Carey members	$0.58	$0.36

Weighted Average Shares Outstanding
Basic	39,738,207	39,088,114

Diluted	40,242,706	39,495,845

Amounts Attributable to W. P. Carey Members
Income from continuing operations, net of tax	$22,413	$20,546
Income (loss) from discontinued operations, net of tax	930	(6,133)

Net income	$23,343	$14,413

Distributions Declared Per Share	$0.512	$0.504

W. P. CAREY & CO. LLC
Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Three Months Ended March 31,
	2011	2010
Cash Flows — Operating Activities
Net income	$23,616	$14,302
Adjustments to net income:
Depreciation and amortization including intangible assets and deferred financing costs	5,457	6,403
Income from equity investments in real estate and the REITs in excess of distributions received	265	(4,530)
Straight-line rent and financing lease adjustments	(373)	251
Gain on sale of real estate	(781)	(404)
Allocation of loss to profit-sharing interest	—	(171)
Management income received in shares of affiliates	(10,083)	(8,532)
Unrealized (gain) loss on foreign currency transactions and others	(210)	608
Realized (gain) loss on foreign currency transactions and others	(213)	221
Impairment charges	—	7,152
Stock-based compensation expense	2,451	2,461
Deferred acquisition revenue received	11,103	14,851
Increase in structuring revenue receivable	(7,305)	(3,244)
Decrease in income taxes, net	(1,956)	(6,682)
Net changes in other operating assets and liabilities	(15,285)	(9,063)

Net cash provided by operating activities	6,686	13,623

Cash Flows — Investing Activities
Distributions received from equity investments in real estate and the REITs in excess of equity income	2,795	5,556
Capital contributions to equity investments	(2,297)	—
Purchases of real estate and equity investments in real estate	—	(47,583)
Capital expenditures	(880)	(620)
Proceeds from sale of real estate	9,187	6,632
Proceeds from sale of securities	120	—
Funds released from escrow	(148)	36,132
Funds placed in escrow	363	—

Net cash provided by investing activities	9,140	117

Cash Flows — Financing Activities
Distributions paid	(20,259)	(32,482)
Contributions from noncontrolling interests	617	620
Distributions to noncontrolling interests	(1,425)	(792)
Scheduled payments of mortgage principal	(7,294)	(4,059)
Proceeds from mortgage financing	1,135	—
Proceeds from line of credit	90,000	51,500
Prepayments of line of credit	(110,000)	(12,500)
Refund (payment) of financing costs and mortgage deposits	53	(195)
Windfall tax benefits (provision) associated with stock-based compensation awards	293	(523)

Net cash (used in) provided by financing activities	(46,880)	1,569

Change in Cash and Cash Equivalents During the Period
Effect of exchange rate changes on cash	439	(663)

Net (decrease) increase in cash and cash equivalents	(30,615)	14,646
Cash and cash equivalents, beginning of period	64,693	18,450

Cash and cash equivalents, end of period	$34,078	$33,096

W. P. CAREY & CO. LLC
Financial Highlights (Unaudited)
(in thousands, except per share amounts)
These financial highlights include non-GAAP financial measures, including earnings before interest, taxes, depreciation and amortization (“EBITDA”), funds from operations — as adjusted (“AFFO”) and adjusted cash flow from operating activities. A description of these non-GAAP financial measures and reconciliations to the most directly comparable GAAP measures is provided on the following pages.

	Three Months Ended March 31,
	2011	2010
EBITDA
Investment management	$21,359	$12,526
Real estate ownership	19,513	16,186

Total	$40,872	$28,712

AFFO
Investment management	$20,650	$9,471
Real estate ownership	18,492	18,595

Total	$39,142	$28,066

EBITDA Per Share (Diluted)
Investment management	$0.53	$0.32
Real estate ownership	0.49	0.41

Total	$1.02	$0.73

AFFO Per Share (Diluted)
Investment management	$0.51	$0.24
Real estate ownership	0.46	0.47

Total	$0.97	$0.71

Adjusted Cash Flow From Operating Activities
Adjusted cash flow	$24,226	$27,675

Adjusted cash flow per share (diluted)	$0.60	$0.70

Distributions declared per share	$0.512	$0.504

Payout ratio (distributions per share/adjusted cash flow per share)	85%	72%

W. P. CAREY & CO. LLC
Reconciliation of Net Income to EBITDA (Unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2011	2010
Investment Management
Net income from investment management attributable to W. P. Carey members(a)	$13,177	$7,780
Adjustments:
Provision for income taxes	7,380	3,575
Depreciation and amortization	802	1,171

EBITDA — investment management	$21,359	$12,526

EBITDA per share (diluted)	$0.53	$0.32

Real Estate Ownership
Net income from real estate ownership attributable to W. P. Carey members(a)	$10,166	$6,633
Adjustments:
Interest expense	4,440	3,711
Provision for income taxes	194	537
Depreciation and amortization	4,648	4,927
Reconciling items attributable to discontinued operations	65	378

EBITDA — real estate ownership	$19,513	$16,186

EBITDA per share (diluted)	$0.49	$0.41

Total Company
EBITDA	$40,872	$28,712

EBITDA per share (diluted)	$1.02	$0.73

Diluted weighted average shares outstanding	40,242,706	39,495,845

(a)	Effective January 1, 2011, we include our equity investments in the REITs in our real estate ownership segment. The equity income (loss) from the REITs that is now included in our real estate ownership segment represents our proportionate share of the revenue less expenses of the net-leased properties held by the REITs. This treatment is consistent with that of our directly-owned properties. Results for the three months ended March 31, 2010 have been adjusted to reflect this reclassification.
Non-GAAP Financial Disclosure
EBITDA as disclosed represents earnings before interest, taxes, depreciation and amortization. We believe that EBITDA is a useful supplemental measure to investors and analysts for assessing the performance of our business segments, although it does not represent net income that is computed in accordance with GAAP, because it removes the impact of our capital structure and asset base from our operating results and because it is helpful when comparing our operating performance to that of companies in our industry without regard to such items, which can vary substantially from company to company. Accordingly, EBITDA should not be considered as an alternative to net income as an indicator of our financial performance. EBITDA may not be comparable to similarly titled measures of other companies. Therefore, we use EBITDA as one measure of our operating performance when we formulate corporate goals, evaluate the effectiveness of our strategies, and determine executive compensation.

W. P. CAREY & CO. LLC
Reconciliation of Net Income to Funds From Operations — as adjusted (AFFO) (Unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2011	2010
Investment Management
Net income from investment management attributable to W. P. Carey members(a)	$13,177	$7,780
Amortization, deferred taxes and other non-cash charges	7,473	1,691

AFFO — investment management	$20,650	$9,471

AFFO per share (diluted)	$0.51	$0.24

Real Estate Ownership
Net income from real estate ownership attributable to W. P. Carey members(a)	$10,166	$6,633
Gain on sale of real estate, net	(781)	(404)
Depreciation, amortization and other non-cash charges	3,840	5,405
Straight-line and other rent adjustments	(417)	(80)
Impairment charges	—	7,152
AFFO from equity investments	5,794	57
Noncontrolling interests’ share of AFFO	(110)	(168)

AFFO — real estate ownership	$18,492	$18,595

AFFO per share (diluted)	$0.46	$0.47

Total Company
AFFO	$39,142	$28,066

AFFO per share (diluted)	$0.97	$0.71

Diluted weighted average shares outstanding	40,242,706	39,495,845

(a)	Effective January 1, 2011, we include our equity investments in the REITs in our real estate ownership segment. The equity income (loss) from the REITs that is now included in our real estate ownership segment represents our proportionate share of the revenue less expenses of the net-leased properties held by the REITs. This treatment is consistent with that of our directly-owned properties. Results for the three months ended March 31, 2010 have been adjusted to reflect this reclassification.
Non-GAAP Financial Disclosure
Funds from operations (FFO) is a non-GAAP financial measure that is commonly used by investors and analysts in evaluating real estate companies. Although the National Association of Real Estate Investment Trusts (NAREIT) has published a definition of FFO, real estate companies often modify this definition as they seek to provide financial measures that meaningfully reflect their operations. FFO or funds from operations — as adjusted (AFFO) should not be considered as an alternative to net income as an indication of a company’s operating performance or to cash flow from operating activities as a measure of its liquidity but should be used in conjunction with GAAP net income. FFO or AFFO disclosed by other REITs may not be comparable to our AFFO calculation.
NAREIT’s definition of FFO adjusts GAAP net income to exclude depreciation and gains/losses from the sales of properties and adjusts for FFO applicable to unconsolidated partnerships and joint ventures. We calculate AFFO in accordance with this definition and then include other adjustments to GAAP net income to adjust for certain non-cash charges such as amortization of intangibles, deferred income tax benefits and expenses, straight-line rents, stock compensation, impairment charges on real estate and unrealized foreign currency exchange gains and losses. We exclude these items from GAAP net income as they are not the primary drivers in our decision making process. Our assessment of our operations is focused on long-term sustainability and not on such non-cash items, which may cause short-term fluctuations in net income but that have no impact on cash flows, and we therefore use AFFO as one measure of our operating performance when we formulate corporate goals, evaluate the effectiveness of our strategies, and determine executive compensation. As a result, we believe that AFFO is a useful supplemental measure for investors to consider because it will help them to better understand and measure the performance of our business over time without the potentially distorting impact of these short-term fluctuations.

W. P. CAREY & CO. LLC
Adjusted Cash Flow from Operating Activities (Unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2011	2010
Cash flow from operating activities	$6,686	$13,623
Adjustments:
Distributions received from equity investments in real estate in excess of equity income (a)	1,888	1,881
Distributions paid to noncontrolling interests, net (b)	(815)	(177)
Changes in working capital (c)	16,467	12,348

Adjusted cash flow from operating activities	$24,226	$27,675

Adjusted cash flow per share (diluted)	$0.60	$0.70

Distributions declared per share	$0.512	$0.504

Payout ratio (distributions per share/adjusted cash flow per share)	85%	72%

Diluted weighted average shares outstanding	40,242,706	39,495,845

(a)	We take a substantial portion of our asset management revenue in shares of the CPA® REIT funds. To the extent we receive distributions in excess of the equity income that we recognize, we include such amounts in our evaluation of cash flow from core operations.

(b)	Represents noncontrolling interests’ share of distributions made by ventures that we consolidate in our financial statements.

(c)	Timing differences arising from the payment of certain liabilities and the receipt of certain receivables in a period other than that in which the item is recognized in determining net income may distort the actual cash flow that our core operations generate. We adjust our GAAP cash flow from operating activities to record such amounts in the period in which the liability was actually recognized.
Non-GAAP Financial Disclosure
Adjusted cash flow from operating activities refers to our cash provided by operating activities, as determined in accordance with GAAP, adjusted primarily to reflect timing differences between the period an expense is incurred and paid, to add cash distributions that we receive from our investments in unconsolidated real estate joint ventures in excess of our equity investment in the joint ventures, and to subtract cash distributions that we make to our noncontrolling partners in real estate joint ventures that we consolidate. We hold a number of interests in real estate joint ventures, and we believe that adjusting our GAAP cash provided by operating activities to reflect these actual cash receipts and cash payments may give investors a more accurate picture of our actual cash flow than GAAP cash provided by operating activities alone and that it is a useful supplemental measure for investors to consider. We also believe that adjusted cash flow from operating activities is a useful supplemental measure for assessing the cash flow generated from our core operations, and we use this measure when evaluating distributions to shareholders and as one measure of our operating performance when we determine executive compensation. Adjusted cash flow from operating activities should not be considered as an alternative to cash provided by operating activities computed on a GAAP basis as a measure of our liquidity. Adjusted cash flow from operating activities may not be comparable to similarly titled measures of other companies.